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                                                                 EXHIBIT 23(v)


              Consent of Independent Certified Public Accountants

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement our report dated February 22, 2000 (except for Note 7 which is as of March 9, 2000), relating to the financial statements of Inglett & Stubbs, Inc., which is contained in that Proxy
Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

                              /s/ BDO Seidman, LLP

Atlanta, Georgia
November 20, 2000